                                                                     Exhibit 4.8


                      ------------------------------------
                                 DATED [ ] 2001




                            KINGFISHER TRUST 2001-1G
                                AGENCY AGREEMENT



                        PERPETUAL TRUSTEE COMPANY LIMITED
                                   ("TRUSTEE")
                             ANZ CAPEL COURT LIMITED
                                ("TRUST MANAGER")
                         THE BANK OF NEW YORK, NEW YORK
                                     BRANCH
                                ("NOTE TRUSTEE")
                         THE BANK OF NEW YORK, NEW YORK
                                     BRANCH
                           ("CLASS A NOTE REGISTRAR")
                         THE BANK OF NEW YORK, NEW YORK
                                     BRANCH
                          ("PRINCIPAL PAYING AGENT" AND
                              "CALCULATION AGENT")
                          THE BANK OF NEW YORK, LONDON
                         BRANCH ("LONDON PAYING AGENT")













                            MALLESONS STEPHEN JAQUES
                                   Solicitors

                             Governor Phillip Tower
                                 1 Farrer Place
                                 Sydney NSW 2000
                           Telephone (61 2) 9296 2000
                              Fax (61 2) 9296 3999
                                  DX 113 Sydney
                                  Ref: SRF:BCC
                       Copyright--Mallesons Stephen Jaques

                                                                           (i)
------------------------------------------------------------------------------
CONTENTS               KINGFISHER TRUST 2001-1G AGENCY AGREEMENT
------------------------------------------------------------------------------
                       1     DEFINITIONS AND INTERPRETATION                  1

                             Definitions Schedule                            1
                             Definitions                                     2

                       2     APPOINTMENT OF AGENTS                           3

                             Appointment of Agents                           3
                             Acceptance of appointment                       3
                             Representation by each Agent                    3
                             Additional Agents                               4

                       3     THE NOTE TRUSTEE                                4

                             Agents to act for Note Trustee                  4
                             Good Discharge to Trustee                       4
                             Notice of change of the Note Trustee            5

                       4     PAYMENTS                                        5

                             Payments of amounts due                         5
                             Payments by Principal Paying Agent              5
                             Notification                                    5
                             Paying Agents to Record, Notify Payments and
                             Deliver Surrendered Notes                       6
                             Make payments                                   6
                             Non-Payment                                     6
                             Full amount not received                        6
                             Interest on overdue amounts                     7
                             Reimburse other Agents                          7
                             Late payment                                    7
                             Partial payments                                7
                             Deductions                                      8
                             Unpaid money                                    8
                             No Set-off                                      8
                             Currency Swaps                                  8

                       5     EXCHANGE OF CLASS A BOOK ENTRY NOTES            8

                             Exchange for Class A Definitive Notes           8
                             Notification                                    9
                             Outstanding amount                              9

                       6     REDEMPTION                                      9

                             Part Redemption of Notes on Payment Dates       9
                             Early Redemption                                9

                       7     GENERAL NOTE REGISTRAR AND PAYING AGENT
                             MATTERS                                        10

                             Notices to Class A Note Holders                10
                             Copies of Documents for inspection             10
                             Notice of any Withholding or Deduction         10

                       8     COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION   11

                       9     DOCUMENTS AND FORMS                            11

                             Principal Paying Agent                         11


                                                                           (ii)
-------------------------------------------------------------------------------
                             Notes, etc held by Paying Agents               11

                       10    RECEIPT OF NOTICES AND VOTING                  12

                             Copy notices to Trustee                        12
                             Voting                                         12

                       11    DUTIES OF CALCULATION AGENT                    12

                             Appointment                                    12
                             Quotations                                     12
                             Notice                                         12
                             Calculations                                   13
                             Failure to calculate                           13

                       12    DUTIES OF THE CLASS A NOTE REGISTRAR           13

                             Class A Note Register to be kept               13
                             Transfer or Exchange of Class A Notes          14
                             Replacement of Lost or Mutilated Class A Notes 14
                             Obligations upon Transfer, Exchange or
                             Replacement of Class A Notes                   15
                             No Charge for Transfer or Exchange             15
                             Restricted Period                              15
                             Cancellation of Class A Notes                  16
                             Provision of Information and Inspection of
                             Register                                       16
                             Correctness of Register and Information        16
                             Non-recognition of Equitable Interests         16
                             Rectification of Class A Note Register         17

                       13    RELATIONSHIP                                   17

                             No other obligation                            17
                             Instructions                                   17
                             No instructions                                17
                             Agent of the Trustee                           18
                             Trustee not responsible for Agents             18
                             Reliance                                       18
                             Agent may employ                               18
                             Applicable laws                                18
                             Accept deposits etc                            18
                             Dealing with money                             19
                             Income Tax Returns                             19
                             Holders of Notes                               19
                             Note or document believed to be genuine        19
                             Agents as holders of Notes                     20
                             Communication between the Parties              20
                             Termination                                    20
                             Publication                                    21
                             Termination of appointment                     21
                             New Agents                                     21
                             Merger                                         21
                             Notice to Class A Note Holder                  22
                             Change of specified office                     22

                       14    STAMP DUTIES AND INDEMNITIES                   22

                             Stamp duties                                   22
                             Indemnity by Trustee                           23


                                                                          (iii)
-------------------------------------------------------------------------------
                             Indemnity by Agents                            23

                       15    COMMISSIONS AND EXPENSES                       23

                             Principal Paying Agent                         23
                             Other Agents                                   23

                       16    TRUSTEE'S LIMITATION OF LIABILITY              24

                             Limitation on Trustee's liability              24
                             Claims against Trustee                         24
                             Breach of Trust                                24
                             Acts or omissions                              24

                       17    NOTICES                                        25

                             Form                                           25
                             Initial addresses                              25
                             Time effective                                 25
                             Receipt                                        25

                       18    MISCELLANEOUS                                  26

                             Certificate                                    26
                             Exercise of rights                             26
                             Waiver and variation                           26
                             Supervening legislation                        26
                             Approvals and consent                          27
                             Remedies cumulative                            27
                             Indemnities                                    27
                             Time of the essence                            27
                             Receipts                                       27
                             Acknowledgment                                 27
                             Disclosure of information                      27
                             Rights cumulative                              28
                             Signatures                                     28
                             Limitation of Note Trustee's Liability         28

                       19    AMENDMENT                                      28

                       20    GOVERNING LAW AND SUBMISSION TO JURISDICTION   28

                             Governing Law                                  28
                             Submission to jurisdiction                     28
                             Service                                        29

                       21    COUNTERPARTS                                   29


                       SCHEDULE    INITIAL CONTACT DETAILS                  30

                                                                               1
--------------------------------------------------------------------------------
                       KINGFISHER TRUST 2001-1G
                       AGENCY AGREEMENT

DATE:                  [                     ] 2001

PARTIES:               PERPETUAL TRUSTEE COMPANY LIMITED
                       (ABN 42 000 001 007) having its registered office at Level 7, 39 Hunter Street, Sydney, NSW 2000 in its capacity as trustee of the Kingfisher Trust 2001-1G ("TRUSTEE")
                       ANZ CAPEL COURT LIMITED (ABN 30 004 768 807) having its registered office at Level 17, 530 Collins Street, Melbourne, Victoria 3000 ("TRUST MANAGER") THE BANK OF NEW YORK, NEW YORK BRANCH, a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York 10286 ("NOTE TRUSTEE") THE BANK OF NEW YORK, NEW YORK BRANCH, a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York 10286 ("CLASS A NOTE REGISTRAR") THE BANK OF NEW YORK, NEW YORK BRANCH, a New York banking corporation acting through its New York branch at 101 Barclay Street, 21W, New York, New York 10286 ("PRINCIPAL PAYING AGENT" AND "CALCULATION Agent") THE BANK OF NEW YORK, LONDON BRANCH, a New York banking corporation acting through its London branch at 48th Floor, One Canada Square, London E14 5AL ("LONDON PAYING AGENT")

RECITALS:
                 A. The Trustee in its capacity as trustee of the Trust wishes to issue the Class A Notes.

                 B. The Trustee wishes to appoint each Agent in respect of the Class A Notes and each of them has accepted their appointments on the terms set out in this agreement.

OPERATIVE PROVISIONS:

1      DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------
DEFINITIONS SCHEDULE
                 1.1   In this agreement:

                       DEFINITIONS SCHEDULE means the deed entitled "Kingfisher Master Trusts Master Definitions Schedule" dated 1 August 2000 between the Trust Manager, the Trustee and P.T. Limited as amended by the deed entitled "Kingfisher Master Trusts Amending Deed" dated 16 May 2001.

                       SUPPLEMENTAL DEED means the deed entitled "Kingfisher Trust 2001-1G Supplemental Deed" dated on or about the date of this agreement between the Trust Manager, the Trustee and others.

                                                                               2
--------------------------------------------------------------------------------
                 1.2 Except to the extent to which words and phrases are otherwise defined in this agreement, words and phrases defined in the Definitions Schedule or the Supplemental Deed in respect of the Trust shall bear the same meaning in this agreement with references to "this deed" being construed as references to "this agreement". In the event of any inconsistency between a definition in this agreement and a definition in the Definitions Schedule, the definitions in this agreement will prevail. In the event of any inconsistency between a definition in the Definitions Schedule and a definition in the Supplemental Deed, the definition in the Supplemental Deed will prevail. Any amendment to the Definitions Schedule will only apply to this agreement if made in accordance with this agreement.

                 1.3 Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are incorporated into this agreement as if those clauses were set out in full with references to "this deed" being construed as references to "this agreement".

DEFINITIONS
                 1.4 The following words have these meanings in this agreement unless the contrary intention appears.

                       AGENT means a several reference to each Paying Agent, the Class A Note Registrar and the Calculation Agent.

                       CALCULATION AGENT means The Bank of New York, New York Branch, or if The Bank of New York, New York Branch resigns or its appointment is terminated as calculation agent, the person from time to time appointed in its place to perform the functions of the calculation agent under this agreement.

                       CLASS A NOTE REGISTRAR means The Bank of New York, New York Branch, or if The Bank of New York, New York Branch resigns or its appointment is terminated as Class A Note registrar, the person from time to time appointed in its place to perform the functions of the Class A Note registrar under this agreement.

                       PAYING AGENT means the London Paying Agent, or, if the London Paying Agent resigns or its appointment is terminated as paying agent, the person from time to time appointed in its place to perform the functions of a paying agent under this agreement and, except where the context otherwise requires, includes the Principal Paying Agent.

                       PRINCIPAL PAYING AGENT means The Bank of New York, New York Branch, or, if The Bank of New York, New York Branch resigns or its appointment is terminated as principal paying agent, the person from time to time appointed in its place to perform the functions of the principal paying agent under this agreement.

                       TRUST means the Kingfisher Trust 2001-1G.

                                                                               3
--------------------------------------------------------------------------------
2      APPOINTMENT OF AGENTS
--------------------------------------------------------------------------------
APPOINTMENT OF AGENTS
                 2.1   The Trustee:

                       (a) at the direction of the Trust Manager, appoints the Principal Paying Agent at its Specified Office as its initial principal paying agent;

                       (b) at the direction of the Trust Manager, appoints each Paying Agent at its Specified Office or Specified Offices as its initial paying agents;

                       (c) at the direction of the Trust Manager, appoints the Class A Note Registrar at its Specified Office as its initial Class A Note Registrar;

                       (d) at the direction of the Trust Manager, appoints the Calculation Agent at its Specified Office as its initial calculation agent; and

                       (e) authorises each Paying Agent from time to time, as its paying agent, to take the action on its behalf and to exercise the rights, powers and remedies and observe the obligations which are specifically delegated to that Paying Agent by or under this agreement or which are set out in the Class A Note Conditions and further rights and powers which are reasonably incidental to those delegated rights and powers or are agreed between the Trustee and the relevant Paying Agent from time to time including, in the case of the Principal Paying Agent:

                             (i)   paying sums due on Class A Book Entry
                                   Notes and Class A Definitive Notes;

                             (ii)  if requested by the Note Trustee,
                                   arranging on behalf of the Trustee for
                                   notices to be communicated to the Class A
                                   Note Holders; and

                             (iii) performing all other obligations and duties
                                   imposed upon it by the Class A Note
                                   Conditions and this agreement.

ACCEPTANCE OF APPOINTMENT
                 2.2 Each Agent accepts its appointment under clause 2.1. Each Agent must exercise the rights, powers and remedies, and observe the obligations which are specifically delegated to it by or under this agreement or which are set out in the Class A Note Conditions. The obligations of the Agents are several and not joint.

REPRESENTATION BY EACH AGENT
                 2.3 Each Agent represents and warrants that it is duly qualified to assume its obligations under this agreement.

                                                                               4
--------------------------------------------------------------------------------
ADDITIONAL AGENTS
                 2.4 The Trustee may from time to time, with the approval of the Note Trustee, appoint additional or substitute paying agents, calculation agents or note registrars in such jurisdictions and locations as it may consider appropriate. Upon such agent delivering to the other parties to this agreement an undertaking
                       (in a form and substance satisfactory to the Note Trustee) to be bound by the provisions of this agreement, and supplying the particulars specified in this agreement, it shall become a party to this agreement as if originally named as a Paying Agent, the Calculation Agent or the Class A Note Registrar, as the case may be. References to "Agent" shall, where the context permits, include any additional or substitute agents appointed pursuant to this clause
                       2.4.


3      THE NOTE TRUSTEE
--------------------------------------------------------------------------------
AGENTS TO ACT FOR NOTE TRUSTEE
                 3.1 At any time after an Event of Default has occurred, the Note Trustee may:

                       (a) by notice in writing to the Trustee and each Agent, require each Agent thereafter as far as permitted by any applicable law and until notified by the Note Trustee to the contrary:

                             (i)   to act as an agent of the Note Trustee
                                   under the Note Trust Deed and the Class A
                                   Notes on the terms of this agreement
                                   (with consequential amendments as
                                   necessary and except that the Note
                                   Trustee's liability for the
                                   indemnification, remuneration and
                                   expenses of the Agents will be limited to the amounts for the time being held by the Note Trustee in respect of the Class A Notes on the terms of the Note Trust
                                   Deed) and thereafter to hold all Class A
                                   Notes and all moneys, documents and
                                   records held by them in respect of Class
                                   A Notes to the order of the Note Trustee;
                                   or

                             (ii) to deliver all Class A Notes and all moneys, documents and records held by it in respect of the Class A Notes to the Note Trustee or as the Note Trustee directs in such notice other than any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

                       (b) by notice in writing to the Trustee require it to make all subsequent payments in respect of the Class A Notes to or to the order of the Note Trustee and not to the Principal Paying Agent.

GOOD DISCHARGE TO TRUSTEE
                 3.2 The payment by or on behalf of the Trustee of its payment obligations on each Payment Date under the Supplemental Deed and the Class A Note Conditions to the Note Trustee in accordance with clause 3.1 is a good discharge to the Trustee and the Trustee will not be liable for any

                                                                               5
--------------------------------------------------------------------------------
                       act or omission or default of the Note Trustee during the period it is required to make payments to the Note Trustee under clause 3.1.

NOTICE OF CHANGE OF THE NOTE TRUSTEE
                 3.3 The Trustee shall forthwith give notice to the Agents of any change in the person or persons acting as the Note Trustee from time to time.


4      PAYMENTS
--------------------------------------------------------------------------------
PAYMENTS OF AMOUNTS DUE
                 4.1 The Trustee shall pay to or to the order of the Principal Paying Agent, to such account of the Principal Paying Agent as the Principal Paying Agent shall specify in U.S. Dollars in same day funds, no later than 12.00pm (New York time) on each Payment Date, an amount sufficient to pay the interest on the Invested Amount of the Class A Notes as set out in the Class A Note Conditions and any principal amount due to be paid on such Payment Date in respect of the Class A Notes under the Class A Note Conditions and this agreement.

                       The Trustee shall, no later than 12.00pm (New York time) on the second Business Day prior to each Payment Date, confirm by facsimile to the Principal Paying Agent that it has given the bank through which the Trustee is to make such payment irrevocable instructions for such payment to the Principal Paying Agent and such bank shall confirm to the Principal Paying Agent by such means approved by the Principal Paying Agent that such payment will be made.

PAYMENTS BY PRINCIPAL PAYING AGENT
                 4.2   Subject to payment being duly made as provided in clause
                       4.1 (or the Principal Paying Agent otherwise being satisfied that the payment will be duly made on the due date), and subject to clause 6, the Principal Paying Agent will:

                       (a) subject to paragraph (b), pay or cause to be paid to the Class A Note Holders on behalf of the Trustee on each Payment Date the relevant amounts of principal and interest due in respect of the Class A Notes in accordance with this agreement and the Class A Note Conditions; and

                       (b) pay or cause to be paid to the Depository (or, if applicable, its nominee in whose name the Class A Book Entry Notes are registered), to the account specified by the relevant person, on each Payment Date the relevant amounts of principal and interest due in respect of the Class A Notes in accordance with this agreement and the Class A Note Conditions.

NOTIFICATION
                 4.3 The Principal Paying Agent will promptly notify each of the other Agents, the Note Trustee and the Trustee if it has not, by 12.00pm (New York time) on the second Business Day prior to any Payment Date, received the confirmation referred to in clause 4.1 above or has not, by 12.00pm (New York time) on any Payment Date, received in full the amount so due. In the absence of such notification by the

                                                                               6
--------------------------------------------------------------------------------
                       Principal Paying Agent as provided above, the London Paying Agent shall be entitled:

                       (a) to pay the interest on, and the principal of, the Class A Notes due on such Payment Date; and

                       (b) (if applicable) to claim any amounts so paid by it from the Principal Paying Agent.

PAYING AGENTS TO RECORD, NOTIFY PAYMENTS AND DELIVER SURRENDERED NOTES
                 4.4   Each Paying Agent must:

                       (a) (NOTIFY CLASS A NOTE REGISTRAR) promptly notify the Class A Note Registrar of each payment made by it, or at its direction, to Class A Note Holders in respect of the Class A Notes;

                       (b) (RECORDS) keep a full and complete record of each payment made by it, or at its direction, to Class A Note Holders and provide copies of such records to the Trustee, the Trust Manager, the Note Trustee or the Class A Note Registrar upon request; and

                       (c) (DELIVER) promptly deliver to the Class A Note Registrar any Class A Notes surrendered to it pursuant to Condition 8.2 of the Class A Note Conditions.

MAKE PAYMENTS
                 4.5 Subject to the Principal Paying Agent being satisfied in its discretion that payment will be duly made as provided in clause 4.1, the Principal Paying Agent and the London Paying Agent shall pay or cause to be paid all amounts due in respect of the Class A Notes on behalf of the Trustee in the manner provided in the Class A Note Conditions. If any payment provided for in clause 4.1 is made late but otherwise in accordance with the provisions of this agreement, the Paying Agents shall nevertheless make payments in respect of the Class A Notes following receipt by the Principal Paying Agent of such payment.

NON-PAYMENT
                 4.6 (NO OBLIGATION ON PAYING AGENTS): If the Trustee fails to make any payment, unless and until the full amount of the payment has been made under the terms of this agreement (except as to the time of making the payment) or other arrangements satisfactory to the Principal Paying Agent have been made, none of the Paying Agents are bound to make any payment in accordance with this clause 4 (but may, in its discretion, make any such payment).

FULL AMOUNT NOT RECEIVED
                 4.7 If the amounts received by the Principal Paying Agent in respect of the Class A Notes pursuant to clause 4.1 are insufficient to satisfy all claims in respect of all payments then falling due in respect of the Class A Notes, the Paying Agents are not obliged to pay any such claims until the Principal Paying Agent has received the full amount of all such payments.

                                                                               7
--------------------------------------------------------------------------------
INTEREST ON OVERDUE AMOUNTS
                 4.8 Without prejudice to clauses 4.3 and 4.7, if the Principal Paying Agent pays any amounts to the Class A Note Holders or to the London Paying Agent at the time when it has not received payment in full in respect of the relevant Class A Notes in accordance with clause 4.1 (the excess of the amounts so paid over the amounts so received being the "SHORTFALL"), the Trustee will, in addition to paying amounts due under clause 4.1, pay to the Principal Paying Agent on demand, interest (at a rate which represents the Principal Paying Agent's cost of funding the Shortfall as evidenced to the Trustee by the provision of details of the calculation of the cost of funding) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Principal Paying Agent of the Shortfall.

REIMBURSE OTHER AGENTS
                 4.9 The Trustee authorises and directs the Principal Paying Agent on demand to promptly reimburse the London Paying Agent for payments in respect of Class A Notes properly made by the London Paying Agent in accordance with this agreement and the Class A Note Conditions unless the Principal Paying Agent has notified the London Paying Agent prior to the opening of business in the location of the office of the London Paying Agent through which payment in respect of the Class A Notes can be made on the due date of a payment in respect of the Class A Notes, that the Principal Paying Agent does not expect to receive the amount payable by the Trustee or confirmation (as the case may be) under clause 4.1. The Trustee will not be responsible for the apportionment of any moneys between the Principal Paying Agent and the London Paying Agent and a payment to the Principal Paying Agent of any moneys due to the Paying Agents will operate as good discharge to the Trustee in respect of such moneys.

LATE PAYMENT
                 4.10 Without limiting clause 4.3, if the Principal Paying Agent has not received on or before the due date of any payment in respect of the Class A Notes the full amount payable on such date but receives such full amount later it will forthwith:

                       (a) so notify the Trustee, the London Paying Agent and the Note Trustee; and

                       (b) upon request by the Note Trustee give notice to the Class A Note Holders in accordance with the Class A Note Conditions that it has received such full amount.

PARTIAL PAYMENTS
                 4.11 If payment of only part of the amount payable in respect of a Class A Note is made (except as a result of a withholding or deduction as permitted by the Class A Note Conditions), the Paying Agent shall record the amount paid and date of payment and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that

                                                                               8
--------------------------------------------------------------------------------
                       extent been made. The Paying Agent shall in addition notify the Note Trustee of such partial payment.

DEDUCTIONS
                 4.12 The Principal Paying Agent is entitled to withhold or deduct from all payments to Class A Note Holders any amounts which the Trustee or the Principal Paying Agent is required to withhold or deduct by any applicable law but the Trust Manager is responsible for making all determinations regarding any such withholding or deduction and to notify the Trustee (which must in turn notify the Principal Paying Agent) of any such withholding or deduction in sufficient time for the Principal Paying Agent to withhold or deduct from such payment as instructed by the Trustee.

                       If the Trustee is, in respect of any payments, required to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Class A Note Conditions, the Trust Manager must give notice thereof to the Trustee (which must in turn notify the Principal Paying Agent) and the Note Trustee as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Trustee such information as it requires to enable it to comply with such requirements.

UNPAID MONEY
                 4.13 If any Class A Note becomes void or claims in respect of any principal or interest payable under any Class A Note become void under the Class A Note Conditions, the Principal Paying Agent shall promptly repay to the Trustee the amount received by the Principal Paying Agent (if any) which would have been due on such Class A Note if it had been presented for payment before it became void or such claim became prescribed.

NO SET-OFF
                 4.14 No Agent is entitled to exercise any right of set-off, withholding, counterclaim, combination of accounts or lien against or make any deduction in any payment to, any person entitled to receive amounts of principal or interest of the Class A Notes in respect of moneys payable by it under this agreement.

CURRENCY SWAPS
                 4.15 The payment by the Trustee of its payment obligations under the Supplemental Deed on each Payment Date to the Counterparties under the Currency Swaps will be a good discharge of its corresponding obligations under this clause 4.


5      EXCHANGE OF CLASS A BOOK ENTRY NOTES
--------------------------------------------------------------------------------
EXCHANGE FOR CLASS A DEFINITIVE NOTES
                 5.1 Each Class A Book Entry Note shall be exchangeable in whole but not in part for Class A Definitive Notes in certain limited circumstances set out in the Note Trust Deed.

                                                                               9
--------------------------------------------------------------------------------
NOTIFICATION
                 5.2 The Principal Paying Agent shall notify the Trustee forthwith upon receipt of a notice requiring exchange for Class A Definitive Notes in accordance with the provisions of a Class A Book Entry Note and the aggregate Invested Amount of such Class A Book Entry Note to be exchanged in connection with such request.

OUTSTANDING AMOUNT
                 5.3 The Principal Paying Agent shall, upon request by the Trustee or the Note Trustee, promptly inform the Trustee or the Note Trustee, as the case may be, by facsimile or other acceptable form of communication of the aggregate Invested Amount of Class A Notes then outstanding at the time of such request.


6      REDEMPTION
--------------------------------------------------------------------------------
PART REDEMPTION OF NOTES ON PAYMENT DATES
                 6.1   (a)   (TRUST MANAGER TO MAKE DETERMINATIONS ETC)  No
                             later than 2 Business Days prior to each Payment Date, the Trust Manager will make the determinations referred to in Condition 7.9 of the Class A Note Conditions in relation to that Payment Date and will notify the Trustee, the Note Trustee, the Principal Paying Agent, the
                             Calculation Agent, the Class A Note Registrar and the London Stock Exchange of such determinations. If the Trust Manager does not at any time for any reason make the determinations referred to in Condition 7.9 of the Class A Note Conditions it must forthwith advise the Note Trustee and the Calculation
                             Agent and such determinations must be made by the Calculation Agent, or failing the Calculation Agent, by the Note Trustee in accordance with such Condition 7.9 of the Class
                             A Note Conditions (but based on the information in its possession) and each such determination will be deemed to have been made by the Trust
                             Manager.

                       (b) (NOTIFY DEPOSITORY) If any Class A Book Entry Notes are outstanding, on receipt of a notification under Condition 7.3 of the Class A Note Conditions, the Principal Paying Agent must notify the Depository of any proposed redemption in accordance with the Depository's applicable procedures, specifying the principal amount of each Class A Book Entry Note to be redeemed and the date on which the redemption is to occur and must provide a copy to the Depository of the notification received under Condition 7.3 of the Class A Note Conditions.

EARLY REDEMPTION
                 6.2   (a)   (NOTICE TO PAYING AGENT ETC): If the Trustee
                             intends to redeem all (but not some only) of the Class A Notes prior to the Final Maturity
                             Date pursuant to Condition 7.3 of the Class A
                             Note Conditions, the Trust Manager will direct the Trustee to give the requisite notice to the Seller, the Note Trustee, the Principal Paying
                             Agent, the Class A Note Registrar, the



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                                                                              10
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                             Calculation Agent and the Class A Note Holders
                             in accordance with Condition 7.3 (as the case may be) of the Class A Note Conditions and stating the date on which such Class A Notes are to be redeemed.

                       (b) (NOTICE TO DEPOSITORY): The Principal Paying Agent will, on receipt of a notice under clause 6.2(a), and if any Class A Book Entry Notes are outstanding, notify the Depository of the proposed redemption in accordance with the Depository's applicable procedures, specifying the Invested Amount and Stated Amount of each Class A Book Entry Note to be redeemed, the amount of principal to be repaid in relation to each Class A Book Entry Note and the date on which the Class A Book Entry Notes are to be redeemed.


7      GENERAL NOTE REGISTRAR AND PAYING AGENT MATTERS
--------------------------------------------------------------------------------
NOTICES TO CLASS A NOTE HOLDERS
                 7.1   (a)   (NOTICES TO BE GIVEN BY CLASS A NOTE
                             Registrar): At the request of the Trustee, the Note Trustee, the Trust Manager, the Security
                             Trustee or any other Agent, and at the expense of the Trustee, the Class A Note Registrar will arrange for the delivery of all notices to Class A Note Holders in accordance with the Class A Note Conditions.

                       (b) (COPY TO NOTE TRUSTEE): The Class A Note Registrar will promptly send to the Note Trustee one copy of the form of every notice given to Class A Note Holders in accordance with the Class A Note Conditions (unless such notice is given at the request of the Note Trustee).

                       The Class A Note Registrar will not be responsible for, or liable to any person in respect of, the contents of any notices or reports delivered by it at the request of the Trustee, the Note Trustee, the Trust Manager, the Security Trustee or any other Agent pursuant to this clause 7.1.

COPIES OF DOCUMENTS FOR INSPECTION
                 7.2 The Trust Manager will provide to the Class A Note Registrar sufficient copies of all documents required by the Class A Note Conditions or the Note Trust Deed to be available to Class A Note Holders for issue or inspection.

NOTICE OF ANY WITHHOLDING OR DEDUCTION
                 7.3 If the Trustee or any Paying Agent is, in respect of any payment in respect of the Class A Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties or charges as contemplated by Condition 8.4 of the Class A Note Conditions the Trustee must give notice to the Principal Paying Agent, the Note Trustee and the Class A Note Holders in accordance with Condition 11 of the Class A Note Conditions immediately after becoming aware of the requirement to make the withholding or deduction and must give to the Principal Paying Agent and the Note Trustee such information as they require to enable each of them to comply with the requirement.


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                                                                              11
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8      COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION
--------------------------------------------------------------------------------
                       The Trustee shall supply, and the Paying Agents shall hold available for inspection at their Specified Offices during normal business hours, copies of all documents required to be so available by the Note Trust Deed and the Class A Note Conditions or the rules of the United Kingdom Listing Authority.


9      DOCUMENTS AND FORMS
--------------------------------------------------------------------------------
PRINCIPAL PAYING AGENT
                 9.1 The Trustee shall provide to the Principal Paying Agent in a sufficient quantity, for distribution between the Paying Agents as required by this agreement or the Class A Note Conditions:

                       (a) in the event that Class A Definitive Notes are to be issued:

                             (i)   such Class A Definitive Notes, duly
                                   executed on behalf of the Trustee;

                             (ii) specimens of such Class A Notes for the purpose of issuing replacements,

                             at least 14 days prior to the Exchange Date for the relative Class A Book Entry Note (and the Note Trustee shall authenticate or procure the authentication of such Class A Definitive Notes immediately before their issue);

                       (b) forms of Voting Certificates and Block Voting Instructions, together with instructions as to how to complete, deal with and record the issue of such forms.

                 9.2 The Trust Manager shall provide to the Principal Paying Agent in a sufficient quantity, for distribution between the Paying Agents as required by this agreement or the Class A Note Conditions, all documents to be available for inspection during business hours (and the Paying Agents shall make such documents available for collection or inspection to the Class A Note Holders that are so entitled).

NOTES, ETC HELD BY PAYING AGENTS
                 9.3   Each Paying Agent:

                       (a) acknowledges that all forms of Class A Notes delivered to and held by it pursuant to this agreement shall be held by it as custodian only and it shall not be entitled to and shall not claim any lien or other security interest on such forms;

                       (b) shall only use such forms in accordance with this agreement;

                       (c)   shall maintain all such forms in safe custody;

                       (d) shall take such security measures as may reasonably be necessary to prevent their theft, loss or destruction; and


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                                                                              12
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                       (e)   shall keep an inventory of all such forms and make
                             it available to the Trustee, the Note Trustee and the other Paying Agent at all reasonable times.


10     RECEIPT OF NOTICES AND VOTING
--------------------------------------------------------------------------------
COPY NOTICES TO TRUSTEE
                 10.1 Promptly after the receipt by the Principal Paying Agent of a demand or notice from any Class A Note Holder in accordance with the Class A Note Conditions the Principal Paying Agent shall forward a copy thereof to the Trustee and the Note Trustee.

VOTING
                 10.2 Each Paying Agent shall, at the request of any Class A Note Holder, issue Voting Certificates and/or Block Voting Instructions in a form and manner which complies with the provisions of schedule 2 to the Note Trust Deed in respect of the Trust (except that it shall not be required to issue the same less than 48 hours before the time fixed for any meeting or adjourned meeting of the Class A Note Holders) and shall forthwith give to the Trustee and the Note Trustee, by facsimile transmission, notice of any revocation of or amendment to any Block Voting Instruction. Each Paying Agent shall keep a full and complete record of all Voting Certificates and Block Voting Instructions issued by it and shall deliver to the Trustee at its registered office (or such other place as the Trustee shall have designated or approved for the purpose), not less than 24 hours before the time appointed for any meeting or adjourned meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such meeting or adjourned meeting. Forms for this purpose shall be made available to the Principal Paying Agent by the Note Trustee at the expense of the Trustee for distribution to the London Paying Agent.


11     DUTIES OF CALCULATION AGENT
--------------------------------------------------------------------------------
APPOINTMENT
                 11.1 The Calculation Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Class A Note Conditions, all subject to and in accordance with the Class A Note Conditions.

QUOTATIONS
                 11.2 The Calculation Agent shall not be responsible to the Trustee, the Note Trustee or to any third party (except in the event of negligence, default or bad faith of the Calculation Agent, as the case may be) as a result of the Calculation Agent having acted on any quotation given by any reference bank which subsequently may be found to be incorrect.

NOTICE
                 11.3 The Calculation Agent shall, as soon as practicable after their determination or calculation (or on such earlier date as the London Stock Exchange or the United Kingdom Listing Authority may require,


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                                                                              13
--------------------------------------------------------------------------------
                       for so long as the Class A Notes are listed on the London Stock Exchange) notify the Trustee, the Trust Manager, the Currency Swap Providers, the Note Trustee, the Paying Agents and the London Stock Exchange (for so long as the Class A Notes are listed on the London Stock Exchange) of, inter alia, each Interest Rate, Interest Amount, Principal Amount and Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Class A Note Conditions and of any subsequent amendment thereto pursuant to the Class A Note Conditions. The Calculation Agent will publish the same in accordance with the Class A Note Conditions.

CALCULATIONS
                 11.4 The Calculation Agent shall use its best endeavours to cause each Interest Rate, Interest Amount, Principal Amount and Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Class A Note Conditions to be published as required in accordance with the Class A Note Conditions as soon as possible after their determination or calculation.

FAILURE TO CALCULATE
                 11.5  (a)   If the Calculation Agent at any time for any
                             reason does not determine and/or calculate and/or publish the Interest Rate, Interest
                             Amount, Principal Amount and/or Payment Date in respect of any Interest Period or any other amount, rate or dates as provided in this clause the Note Trustee will do so and each such determination or calculation by the Note
                             Trustee will be as if made by the Calculation
                             Agent. In making such determinations and calculations, the Note Trustee will apply the provisions of this agreement, with any consequential amendments, to the extent that it is able to do so and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

                       (b) If the Trust Manager does not at any time for any reason make any of the determinations referred to in conditions 7.9(a) or (b) of the Class A Note Conditions, the Calculation Agent (or, failing the Calculation Agent, the Note Trustee) must make such determinations (based on the information in its possession) and each such determination will be deemed to have been made by the Trust Manager.


12     DUTIES OF THE CLASS A NOTE REGISTRAR
--------------------------------------------------------------------------------
CLASS A NOTE REGISTER TO BE KEPT
                 12.1 The Class A Note Registrar must keep a register, at one of its Specified Offices, in which, subject to such reasonable regulations as the Class A Note Registrar may prescribe, the Class A Note Registrar must keep a full and complete record of:

                       (a) (CLASS A NOTE HOLDER DETAILS): the name, address and, where applicable, taxation, social security or other identifying number of each Class A Note



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                                                                              14
--------------------------------------------------------------------------------
                             Holder, the details of the account to which any payments due to the Class A Note Holder are to be made in each case as notified by that Class A Note Holder from time to time;

                       (b) (EXCHANGE ETC. OF CLASS A NOTES): the issue and any exchange, transfer, replacement, redemption (in whole or part) or cancellation of a Class A Note;

                       (c)   (PAYMENTS): all payments made in respect of the
                                 Class A Notes;

                       (d) (PRINCIPAL): the Invested Amount and the Stated Amount of each Class A Note from time to time;

                       (e) (OTHER INFORMATION): such other information as the Trust Manager reasonably requires or the Class A Note Registrar considers appropriate or desirable.

TRANSFER OR EXCHANGE OF CLASS A NOTES
                 12.2 Class A Notes held by a Class A Note Holder may be transferred or may be exchanged for other Class A Notes in any authorised denominations and a like Invested Amount, provided in each case that the requirements of
                       Section 8-401(a) of the UCC are met, by that Class A Note Holder upon:

                       (a) (SURRENDER AND INSTRUMENT OF TRANSFER OR EXCHANGE): the surrender of the Class A Notes to be transferred or exchanged duly endorsed with, or accompanied by, a written instrument of transfer or exchange in the form, in the case of a transfer, annexed to the Class A Notes or otherwise in a form satisfactory to the Class A Note Registrar duly executed by the Class A Note Holder, or its attorney duly authorised in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Class A Note Registrar which requirements include membership of, or participation in, STAMP or such other "signature guarantee program" as may be determined by the Class A Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act; and

                       (b) (OTHER DOCUMENTS): the provision of such other documents as the Class A Note Registrar may reasonably require,

                       to the Class A Note Registrar at the Specified Office of the Class A Note Registrar.

REPLACEMENT OF LOST OR MUTILATED CLASS A NOTES
                 12.3 If any Class A Note is lost, stolen, mutilated, defaced or destroyed it may, provided that the requirements of
                       Section 8-405 of the UCC are met, be replaced with other Class A Notes in any authorised denominations, and a like Invested Amount, upon surrender to the Class A Note Registrar of the Class A Notes to be replaced (where the Class A Notes have been mutilated or defaced) at the Specified Office of the Class A Note Registrar, the provision of such evidence and indemnities as the Class A Note Registrar or the Trustee may


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                                                                              15
--------------------------------------------------------------------------------
                       reasonably require and payments of the Class A Note Registrar's and the Trustee's expenses incurred, and any tax or governmental charge that may be imposed, in connection with such replacement.

OBLIGATIONS UPON TRANSFER, EXCHANGE OR REPLACEMENT OF CLASS A NOTES
                 12.4 Subject to this agreement, upon compliance by the relevant Class A Note Holder with the provisions of clauses 12.2 or 12.3, as applicable, in relation to the transfer, exchange or replacement of any Class A Notes:

                       (a) (ADVISE TRUSTEE): the Class A Note Registrar must within 3 Business Days so advise the Trustee and the Note Trustee (if it is not the Class A Note Registrar) in writing and provide details of the new Class A Notes to be issued in place of those Class A Notes;

                       (b) (EXECUTION AND AUTHENTICATION): the Trustee must, within 3 Business Days of such advice, execute and deliver to the Note Trustee for authentication in the name of the relevant Class A Note Holder or the designated transferee or transferees, as the case may be, one or more new Class A Notes in any authorised denominations, and a like Invested Amount as those Class A Notes (in each case as specified by the Class A Note Registrar) and the Note Trustee must within 3 Business Days of receipt of such executed Class A Notes authenticate them and (if it is not the Class A Note Registrar) deliver those Class A Notes to the Class A Note Registrar; and

                       (c) (DELIVERY TO CLASS A NOTE HOLDER): the Class A Note Registrar must, within 3 Business Days of receipt of such new Class A Notes (or authentication of such Class A Notes if the Class A Note Registrar is the Note Trustee), forward to the relevant Class A Note Holder (being the transferee in the case of a transfer of a Class A Note) such new Class A Notes.

NO CHARGE FOR TRANSFER OR EXCHANGE
                 12.5 No service charge may be made to a Class A Note Holder for any transfer or exchange of Class A Notes, but the Class A Note Registrar may require payment by the Class A Note Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes.

RESTRICTED PERIOD
                 12.6 Notwithstanding the preceding provisions of this clause 12, the Class A Note Registrar need not register transfers or exchanges of Class A Notes, and the Trustee is not required to execute nor the Note Trustee to authenticate any Class A Notes, for a period of 30 days preceding the due date for any payment with respect to the Class A Notes or for such period, not exceeding 30 days, as is specified by the Note Trustee prior to any meeting of the Class A Note Holders, which includes Class A Note Holders, under the Master Trust Deed or prior to any meeting of Voting Secured Creditors, which includes Class A Note Holders, under the Global Master Security Trust Deed.


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                                                                              16
--------------------------------------------------------------------------------
CANCELLATION OF CLASS A NOTES
                 12.7 The Class A Note Registrar must cancel or destroy all Class A Notes that have been surrendered to it for transfer, exchange or replacement (including any Class A Book Entry Notes surrendered pursuant to the Note Trust
                       Deed) or surrendered to a Paying Agent for redemption and delivered to the Class A Note Registrar and must, upon request, provide a certificate to the Trustee, the Note Trustee or the Trust Manager with the details of all such Class A Notes so cancelled or destroyed. Each Paying
                       Agent must cancel and deliver any Class A Notes surrendered to it for cancellation or destruction to the Class A Note Registrar under this clause.

PROVISION OF INFORMATION AND INSPECTION OF REGISTER
                 12.8  The Class A Note Registrar must:

                       (a) (INFORMATION): provide to the Trustee, the Trust Manager, the Note Trustee and each other Agent such information as is contained in the Class A Note Register and is required by them in order to perform any obligation pursuant to a Transaction Document;

                       (b)   (INSPECTION): make the Class A Note Register:

                             (i) available for inspection or copying by the Trustee, the Trust Manager, the Note Trustee and each other Agent or their agents or delegates; and

                             (ii) available for inspection by each Class A Note Holder but only in respect of information relating to that Class A Note Holder,

                       at the Class A Note Registrar's Specified Office during local business hours.

CORRECTNESS OF REGISTER AND INFORMATION
                 12.9 The Trustee, the Note Trustee, the Trust Manager and each Agent (other than the Class A Note Registrar) may accept the correctness of the Class A Note Register and any information provided to it by the Class A Note Registrar and is not required to enquire into its authenticity. None of the Trustee, the Note Trustee, the Trust Manager or any Agent (including the Class A Note Registrar) is liable for any mistake in the Class A Note Register or in any purported copy except to the extent that the mistake is attributable to its fraud, gross negligence or wilful default.

NON-RECOGNITION OF EQUITABLE INTERESTS
                 12.10 Except as required by statute or as ordered by a court of competent jurisdiction, no notice of any trust, whether express, implied or constructive, is to be entered in the Class A Note Register and except as otherwise provided in any Transaction Document, or required by statute or ordered by a court of competent jurisdiction, none of the Class A Note Registrar, the Note Trustee, the Trustee, the Trust Manager or any other Agent is to be affected by or compelled to recognise (even when having notice of it) any right or interest in any


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                                                                              17
--------------------------------------------------------------------------------
                       Class A Notes other than the registered Class A Note Holder's absolute right to the entirety of them and the receipt of a registered Class A Note Holder is a good discharge to the Trustee, the Trust Manager, the Note Trustee and each Agent.

RECTIFICATION OF CLASS A NOTE REGISTER
                 12.11 If:

                       (a) (ENTRY OMITTED): an entry is omitted from the Class A Note Register;

                       (b) (ENTRY MADE OTHERWISE THAN IN ACCORDANCE WITH THIS AGREEMENT): an entry is made in the Class A Note Register otherwise than in accordance with this agreement;

                       (c) (WRONG ENTRY EXISTS): an entry wrongly exists in the Class A Note Registrar;

                       (d) (ERROR OR DEFECT EXISTS IN REGISTER): there is an error or defect in any entry in the Class A Note Register; or

                       (e) (DEFAULT MADE): default is made or unnecessary delay takes place in entering in the Class A Register that any person has ceased to be the holder of Class A Notes,

                       then the Class A Note Registrar may rectify the same.


13     RELATIONSHIP
--------------------------------------------------------------------------------
NO OTHER OBLIGATION
                 13.1 Each of the Agents hereby undertakes to the Trustee and the Note Trustee to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are in this agreement, in the Class A Note Conditions specifically set forth, and no implied duties or obligations shall be read into this agreement, the Note Trust Deed or the Class A Notes against any of the Agents, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

INSTRUCTIONS
                 13.2 Subject to the other terms of this agreement and the Class A Note Conditions, each Agent must act in accordance with the instructions (if any) of the Trustee and the Trust Manager in exercising its rights, powers and discretions under this agreement.

NO INSTRUCTIONS
                 13.3 Subject to the terms of this agreement, where instructions of the Trustee are expressly required for the Agent to take action under this agreement, in the absence of instructions from the Trustee, no Agent is required to take any action but may exercise its rights, powers and discretions as it sees fit provided it does so in good faith. Except where this agreement otherwise expressly provides, no Agent need


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                                                                              18
--------------------------------------------------------------------------------
                       consult with the Trustee before exercising a right, power or discretion under this agreement.

AGENT OF THE TRUSTEE
                 13.4 In acting hereunder and in connection with the Class A Notes (and subject to clause 3.1), the Agents shall act solely as agents of the Trustee and will not thereby assume any obligations towards or relationship of agency or trust for any holders of Class A Notes except that any funds received by the Principal Paying Agent for the payment of any amounts in respect of the Class A Notes shall be held by it on trust for the relevant holders until the earlier of the expiration of the relevant prescription period and the date on which any such amounts are repaid under clause 4.10.

TRUSTEE NOT RESPONSIBLE FOR AGENTS
                 13.5 Notwithstanding any other provision contained in this agreement, any other Transaction Document or at law, the Trustee in its personal capacity is not responsible for any act or omission of any Agent.

RELIANCE
                 13.6 Each Agent is protected and will incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any instruction, request or order from the Trustee or the Trust Manager or in reliance upon any Class A Note or upon any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the property party or parties.

AGENT MAY EMPLOY
                 13.7 Each Agent may employ agents. Each of the Agents may consult on any legal matter any legal adviser selected by it, who may be an employee of or legal adviser to the Trustee, and it shall be protected and shall incur no liability for action taken, or suffered to be taken, with respect to such matter in good faith and in accordance with the opinion of such legal adviser.

APPLICABLE LAWS
                 13.8 The Trust Manager must ensure, and no Agent has any responsibility for ensuring, that the issue of, and observance of obligations under, a Class A Note complies with all applicable laws and regulations and that all authorisations necessary for the issue of, and observance of obligations under, a Class A Note are obtained and maintained in full force and effect.

ACCEPT DEPOSITS ETC
                 13.9 Without any liability to account to a Class A Note Holder or any other person each Agent may accept deposits from, lend money to, assume liabilities in relation to and generally engage in any kind of banking, trust or other business with, the Trustee as if it were not an Agent and may accept fees and other consideration from the Trustee for services in connection with this agreement or any other arrangement without having to account for them to a Class A Note Holder or another person.


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                                                                              19
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DEALING WITH MONEY
                 13.10 Each Agent is entitled to deal with money paid to it under this agreement in the same manner as other money paid to it as banker by its customers except that:

                       (a) it is not entitled to exercise any lien, right of set-off, combination of accounts or similar claim in respect of it; and

                       (b) it shall not be liable to any person to account for interest on any sums held by it under this agreement.

INCOME TAX RETURNS
                 13.11 The Principal Paying Agent will deliver to each Class A
                       Note Holder such information as may be reasonably required to enable such Class A Note Holder to prepare its federal and state income tax returns.

HOLDERS OF NOTES
                 13.12 Except as ordered by a court of competent
                       jurisdiction or as required by law, each Paying Agent is entitled to treat the person:

                       (a)   (CLASS A BOOK ENTRY NOTES) who is, while a
                             Class A Book Entry Note remains outstanding, the registered owner of that Class A Book Entry Note as recorded in the Class A Note Register as the absolute owner of each Note and as the person entitled to receive payments of principal or interest (as applicable) and each person shown in the records of the Depository as the holder of any Note represented by a Class A Book Entry Note will be entitled to receive from the registered owner of that Class A Book Entry Note any payment so made only in accordance with the respective rules and procedures of the Depository;

                       (b)   (CLASS A DEFINITIVE NOTES) who is the
                             registered owner of any Class A Definitive Note as recorded in the Class A Note Register as the absolute owner or owners of that Class A Definitive Note (whether or not that Class A Definitive Note is overdue and despite any notice of ownership or writing on it or any notice of previous loss or theft or of any trust or other interest in it); and

                       (c)   (NOTE TRUSTEE) who, when a Class A Book Entry
                             Note in respect of any Note is no longer outstanding but Class A Definitive Notes in respect of the Notes have not been issued, is for the time being the Note Trustee, as the person entrusted with the receipt of principal or interest, as applicable, on behalf of the relevant Class A Note Holders, in all cases and for all purposes, despite any notice to the contrary, and will not be liable for so doing.

NOTE OR DOCUMENT BELIEVED TO BE GENUINE
                 13.13 Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Note or other document or any communication,


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                                                                              20
--------------------------------------------------------------------------------
                       certification, instruction, request or order reasonably believed by it to be genuine and to have been delivered, sent or signed by the proper parties.

AGENTS AS HOLDERS OF NOTES
                 13.14 Neither any Agent nor any other person whether acting for itself or in any other capacity will be precluded from becoming the owner of, or acquiring any interest in, holding or disposing of any Class A Note or any shares or securities of the Trustee, with the same rights as it would have had if such Agent were not acting as Agent or from entering into or being interested in any contracts or transactions with the Trustee, or from acting on, or as depositary, trustee or agent for, any committee or body of holders of any securities of the Trustee, and will not be liable to account for any profit.

COMMUNICATION BETWEEN THE PARTIES
                 13.15 A copy of all communications relating to the subject matter of this agreement between the Trustee or the Note Trustee and the Class A Note Holders and the London Paying Agent shall be sent to the Principal Paying Agent by the London Paying Agent.

TERMINATION
                 13.16 An Agent may resign its appointment under this agreement and the Trust Manager may, with the prior written approval of the Note Trustee and the Trustee, terminate the appointment of an Agent under this agreement at any time by giving not less than 45 days' written notice to that effect to the Trust Manager or the Agent respectively (which shall not expire less than 15 days before or after any Payment Date) provided that:

                       (a) no such resignation or termination of the appointment of the Principal Paying Agent shall take effect until a successor has been appointed by the Trustee (at the direction of the Trust Manager) on terms approved in writing by the Note Trustee and the Trustee;

                       (b) no such resignation or termination shall take effect if as a result of such resignation or termination there would cease to be Agents as required in the Class A Note Conditions; and

                       (c) there must at all times be a Paying Agent in London.

                       If the Trust Manager does not appoint a successor Principal Paying Agent by the day falling 10 days before the expiration of such 45 days, the Principal Paying Agent may appoint as a successor Principal Paying Agent a reputable financial institution of good standing which the Trustee and the Note Trustee approve (such approval not to be unreasonably withheld) or it may petition a court of competent jurisdiction to do so. Any successor Principal Paying Agent must forthwith enter into an agreement on substantially the same terms as this agreement and each Designated Rating Agency must be notified of any appointment by the Trust Manager.

                                                                              21
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                       If the appointment of the Principal Paying Agent
                       terminates, the Principal Paying Agent shall, on the date on which that termination takes effect, pay to the successor Principal Paying Agent any amount held by it for payment of principal or interest in respect of any Note, and shall deliver to the successor Principal Paying Agent all records maintained by it pursuant to this agreement and all documents (including any Class A Definitive Notes) held by it.

PUBLICATION
                 13.17 Immediately following the receipt of any notice of
                       resignation of any Agent and forthwith on giving notice appointing an Agent or terminating any Agent's appointment hereunder, the Trust Manager shall publish or cause to be published notice thereof to the holders of the Class A Notes in accordance with the Class A Note Conditions. On the date on which any such termination or resignation takes effect, the relevant Agent shall deliver to the Trustee, or as the Trustee may direct, all records maintained by it, and any Class A Notes in its possession, pursuant hereto and shall resign, it shall in addition pay to or to the order of the Trustee any amount held by it, and received from the Trustee for payment in respect of the Class A Notes. Upon its resignation or termination of appointment taking effect, the relevant Paying Agent shall be entitled to the payment by the Trustee of its commissions, fees and expenses then unpaid and shall continue to be entitled to the benefit of clause 14.2 in respect of the period of its appointment.

TERMINATION OF APPOINTMENT
                 13.18 The appointment of any Agent shall forthwith
                       terminate if at any time:

                       (a) an Insolvency Event occurs in relation to that Agent; or

                       (b)   the Agent ceases to conduct business; or

                       (c) it fails to remedy within 5 Business Days after prior written notice by the Trustee or the Trust Manager any material breach of this agreement on the part of the Agent.

                       The Trustee acting on the direction of the Trust Manager may appoint a successor Agent which shall be a reputable financial institution of good standing approved by the Note Trustee.

NEW AGENTS
                 13.19 Upon its appointment becoming effective, a successor
                       Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as an Agent under this agreement.

MERGER
                 13.20 Any corporation into which any Agent or its agency
                       business may be merged, sold or converted or any corporation with which such Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent

                                                                              22
--------------------------------------------------------------------------------
                       under this agreement without any further formality. Notice of any such merger, conversion or consolidation shall forthwith be given by that Agent to the Trustee, the Trust Manager, Note Trustee and the other Agents.

NOTICE TO CLASS A NOTE HOLDER
                 13.21 The Trust Manager on behalf of the Trustee will, within 5 days of:

                       (a)   (TERMINATION): the termination of the
                             appointment of any Agent;

                       (b)   (RESIGNATION): the resignation of any Agent; or

                       (c)   (APPOINTMENT): the appointment of a new Agent,

                       give to the Class A Note Holders notice of the termination, appointment or resignation in accordance with Condition 11 of the Class A Note Conditions (in the case of a termination under clause 13.18 at the cost of the outgoing Agent). Notwithstanding clause 13.18, neither the termination of the appointment of an Agent, nor the resignation of an Agent, will take effect until notice thereof is given to the Class A Note Holders in accordance with this clause 13.21.

CHANGE OF SPECIFIED OFFICE
                 13.22 If any Agent changes its Specified Office, it shall give to the Trustee, the Trust Manager, the Note Trustee and each other Agent written notice of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice, provided that an Agent shall not change its Specified Office to another city without the prior consent of the Trustee and the Trust Manager. The Trust Manager shall within 15 days of receipt of any such notice (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing clauses on or prior to the date of such change) publish or cause to be published notice thereof to the Class A Note Holders in accordance with the Class A Note Conditions.

                 13.23 Anything in this agreement to the contrary
                       notwithstanding, in no event shall the Agent be liable under or in connection with this agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Agent has been advised to the possibility thereof and regardless of the form of action in which such damages are sought.


14     STAMP DUTIES AND INDEMNITIES
--------------------------------------------------------------------------------
STAMP DUTIES
                 14.1 The Trustee agrees to pay any and all stamp and other documentary taxes or duties which may be payable in the Commonwealth of Australia, the Australian Capital Territory, New South Wales, the United States and the United Kingdom by the Paying Agents or the

                                                                              23
--------------------------------------------------------------------------------
                       Note Trustee in connection with the execution, delivery, performance and enforcement of this agreement.

INDEMNITY BY TRUSTEE
                 14.2 Subject to clause 16, the Trustee shall indemnify each Agent against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that it may incur or that may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions, except such as may result from a breach by that Agent of this agreement or its own negligence, bad faith or breach of duty or that of its officers, employees or agents.

INDEMNITY BY AGENTS
                 14.3 Each Agent severally shall indemnify the Trustee and the Trust Manager against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing, but in no event punitive, indirect or special damages or loss of profits) that the Trustee or the Trust Manager may incur or that may be made against it as a result of such Agent's fraud, gross negligence or wilful default or that of its officers, employees or agents.


15     COMMISSIONS AND EXPENSES
--------------------------------------------------------------------------------
PRINCIPAL PAYING AGENT
                 15.1 In consideration of the Principal Paying Agent and the other Agents performing their functions and duties under this agreement and the other Transaction Documents, the Note Trustee shall, out of the fee payable to it in accordance with clause 10.1 of the Note Trust Deed, pay a fee to each Agent, in an amount and calculated in such manner as may be agreed between the Note Trustee and the relevant Agent from time to time. If an Agent resigns under this agreement (but not if it is removed or its appointment is terminated in accordance with clause 13.18), the Note Trustee must refund to the Trustee their portion of the fee (if any) which relates to the period which the relevant Agent's resignation is effective.

                 15.2 The Note Trustee shall also, on each Payment Date, receive an amount representing indemnification for any reasonable out-of-pocket expenses (if any) incurred by each Agent in connection with this agreement and each Agent's supply of services.

                 15.3 Amounts paid to the Note Trustee under this clause 15 will be paid in accordance with and are limited to the order of payment set out in clauses 15.8 and 15.18 of the Supplemental Deed.

OTHER AGENTS
                 15.4 The Note Trustee will make payment of the fees and commissions due hereunder to each Agent and will reimburse their expenses promptly after the receipt of the relevant moneys. Neither the Trustee, nor the

                                                                              24
--------------------------------------------------------------------------------
                       Trust Manager shall be responsible for any such payment or reimbursement by the Note Trustee to each Agent.

                 15.5 If an Agent resigns or its appointment is terminated under this agreement, the fee payable to the Note Trustee will be reduced by an amount which fairly represents the fee that would be otherwise separately payable to that Agent.


16     TRUSTEE'S LIMITATION OF LIABILITY
--------------------------------------------------------------------------------
LIMITATION ON TRUSTEE'S LIABILITY
                 16.1 The Trustee enters into agreement only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by the Trustee arising under or in connection with agreement or the Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of agreement (other than clause 16.3) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement or the Trust.

CLAIMS AGAINST TRUSTEE
                 16.2 The parties other than the Trustee may not sue the Trustee in any capacity other than trustee of the Trust, including seeking the appointment of a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of the Trust)

BREACH OF TRUST
                 16.3 The provisions of this clause 16 limiting the Trustee's liability will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under this agreement or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Trust, as a result of the Trustee's fraud, gross negligence or wilful default.

ACTS OR OMISSIONS
                 16.4 It is acknowledged that the Relevant Parties are responsible under this agreement and the other Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this agreement) will be considered fraud, gross negligence or wilful default for the purpose of clause 16.3 if and to the extent the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of any

                                                                              25
--------------------------------------------------------------------------------
                       Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Trustee.

                 16.5 No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement or any other Transaction Document has authority to act on behalf of the Trustee in a way that exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or wilful default of the Trustee for the purpose of clause 16.3.

                 16.6 The Trustee is not obliged to do anything or refrain from doing anything under or in connection with this agreement (including incur a liability) unless the Trustee's liability is limited in the same manner as set out in this clause.


17     NOTICES
--------------------------------------------------------------------------------
FORM
                 17.1 Subject to clauses 17.4 and 17.5, a notice, approval, consent or other communication in connection with this agreement:

                       (a) may be given by an Authorised Officer of the relevant party;

                       (b)   must be in writing; and

                       (c) must be left at the address of the addressee or sent by prepaid ordinary post to the address of the addressee or sent by facsimile to the facsimile number of the addressee specified in clause 17.2 (or as are notified by a party to each other party pursuant to this agreement).

INITIAL ADDRESSES
                 17.2 The initial address and facsimile numbers of the Trustee, the Trust Manager, the Principal Paying Agent, the Calculation Agent, the Class A Note Registrar, the London Paying Agent and the Note Trustee are set out in the schedule to this agreement.

TIME EFFECTIVE
                 17.3 Unless a later time is specified in it, a notice, approval, consent or other communication takes effect from the time it is received.

RECEIPT
                 17.4  A communication is taken to be received:

                       (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting; and

                       (b) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause,

                                                                              26
--------------------------------------------------------------------------------
                       However, if the time of deemed receipt of any notice is not before 4.00 p.m. (local time at the address of the recipient) on a Business Day it is deemed to have been received at the commencement of business on the next following Business Day.

                 17.5 All notices are valid if despatched by prepaid ordinary post (airmail if posted to a place outside Australia) to the relevant party's registered office (or, in the case of registered Class A Note Holders, to the address specified in the Class A Note Register and, in the case of joint holders, to the person whose name first appears in the Class A Note Register). Such notice is taken to be received on the third (seventh, if posted to a place outside Australia) day after posting.

                 17.6 Where a notice or other communication is to be provided under this agreement to a Class A Note Holder of a Note in bearer form, the notice may be given in accordance with the relevant Note Trust Deed.


18     MISCELLANEOUS
--------------------------------------------------------------------------------
CERTIFICATE
                 18.1 A certificate signed by the parties or its solicitors about a matter or about a sum payable to the parties to this agreement in connection with this agreement is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

EXERCISE OF RIGHTS
                 18.2 The parties to this agreement or an attorney appointed under this agreement may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the person does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the person to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The person with the right, power or remedy is not liable for any loss caused by its exercise, attempted exercise, failure to exercise or delay in exercising it except in the case of its fraud, gross negligence or wilful default.

WAIVER AND VARIATION
                 18.3 A provision of or a right created under this agreement may not be waived or varied except in writing signed by the party or parties to be bound.

SUPERVENING LEGISLATION
                 18.4 Any present or future legislation which operates to vary the obligations of the parties to this agreement in connection with this agreement with the result that the rights, powers or remedies of the parties are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

                                                                              27
--------------------------------------------------------------------------------
APPROVALS AND CONSENT
                 18.5 The parties to this agreement or an attorney appointed under this agreement may give conditionally or unconditionally or withhold their approval or consent in their absolute discretion, unless this agreement expressly provides otherwise.

REMEDIES CUMULATIVE
                 18.6 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

INDEMNITIES
                 18.7 Each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the parties to this agreement and survives termination of this agreement. It is not necessary for the parties to this agreement to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

TIME OF THE ESSENCE
                 18.8 Time is of the essence in this agreement in respect of an obligation of any of the parties to this agreement to pay money.

RECEIPTS
                 18.9 The receipt of a Receiver, or an Authorised Officer of the parties to this agreement, releases the person paying money to the Receiver or the parties to this agreement in connection with this agreement from:

                       (a)   liability for the money paid or expressed to be
                                  received; and

                       (b) being concerned to see to its application or being answerable or accountable for its loss or misapplication.

ACKNOWLEDGMENT
                 18.10 The parties acknowledge and agree that in exercising their powers and discretions under this agreement, and in performing their obligations under this agreement, they must act in accordance with their duties and obligations under this agreement, and they may exercise such powers and discretions as provided in this agreement, and (without limitation) in forming any opinion may obtain and act upon the advice of persons who are not parties to this agreement.

                 18.11 The parties acknowledge that they are bound by the terms of this agreement.

DISCLOSURE OF INFORMATION
                 18.12 Subject to this agreement, the parties to this agreement are not required (unless ordered so to do by a court of competent jurisdiction) to disclose to any Unitholder, Secured Creditor or any other person confidential, financial or other information made available to the parties to this agreement in connection with this agreement.

                                                                              28
--------------------------------------------------------------------------------
RIGHTS CUMULATIVE
                 18.13 The rights, powers and remedies provided in this
                       agreement are cumulative and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

SIGNATURES
                 18.14 The parties to this agreement may rely on the validity of any signature on any transfer, form of application or other instrument or document unless the parties to this agreement (as the case may be) have reasonable grounds to believe that the signature is not genuine. None of the parties to this agreement are liable to make good out of their own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made.

LIMITATION OF NOTE TRUSTEE'S LIABILITY
                 18.15 The Note Trustee is a party to this agreement in its capacity as trustee of the Note Trust. The liability of the Note Trustee under this agreement is limited in the manner and to the same extent as under the Note Trust Deed.


19     AMENDMENT
--------------------------------------------------------------------------------
                       This agreement may be amended by the Trustee, the Note Trustee and the Agents without the consent of any holder of Notes if the amendment:

                       (a) is in the opinion of the Note Trustee made to correct a manifest error or is of a formal, technical or administrative nature; or

                       (b) is considered by the Note Trustee not to be materially prejudicial to the interests of the Class A Note Holders.

                       Any amendment must be notified to each Designated Rating Agency.


20     GOVERNING LAW AND SUBMISSION TO JURISDICTION
--------------------------------------------------------------------------------
GOVERNING LAW
                 20.1 This agreement is governed by the law in force in New South Wales and the rights, liabilities and obligations of the parties to this agreement are governed by the laws in force in New South Wales.

SUBMISSION TO JURISDICTION
                 20.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

                                                                              29
--------------------------------------------------------------------------------
SERVICE
                 20.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 17.


21     COUNTERPARTS
--------------------------------------------------------------------------------
                       This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

EXECUTED as an agreement.

                                                                              30
--------------------------------------------------------------------------------
SCHEDULE               INITIAL CONTACT DETAILS
--------------------------------------------------------------------------------

                       TRUSTEE

                       Address:      Level 3
                                     39 Hunter Street
                                     Sydney   NSW   2000
                       Attention:    Manager, Securitisation
                       Facsimile:    (02) 9221 7870

                       TRUST MANAGER

                       Address:      Level 6
                                     530 Collins Street
                                     Melbourne  VIC  3000
                       Attention:    Manager, Primary Markets Group
                       Facsimile:    (61 3) 9273 3539

                       NOTE TRUSTEE

                       Address:      101 Barclay Street, 21W
                                     New York
                                     New York 10286
                       Attention:    Global Structured Products Unit
                       Facsimile:    (212) 815 3522

                       CLASS A NOTE REGISTRAR

                       Address:      101 Barclay Street, 21W
                                     New York
                                     New York 10286
                       Attention:    Global Structured Products Unit
                       Facsimile:    (212) 815 3522

                       PRINCIPAL PAYING AGENT and CALCULATION AGENT

                       Address:      101 Barclay Street, 21W
                                     New York
                                     New York 10286
                       Attention:    Global Structured Products Unit
                       Facsimile:    (212) 815 3522

                       LONDON PAYING AGENT

                       Address:      48th Floor
                                     One Canada Square
                                     London  E14  5AL
                       Attention:    Global Structured Products Unit
                       Facsimile:    44 027 964 6061

                                                                              31
--------------------------------------------------------------------------------
EXECUTION PAGE
--------------------------------------------------------------------------------

TRUSTEE

SIGNED by                           )
as attorney for PERPETUAL TRUSTEE   )
COMPANY LIMITED in the presence of: )

                                    )
                                    )
 .................................   )
Signature of witness                )
                                    )
 .................................   )
Name of witness (block letters)     )
                                    )
 .................................   )
Address of witness                  )      .................................
                                    )      By executing this agreement the
 .................................   )      attorney states that the
Occupation of witness               )      attorney has received no notice
                                    )      of revocation of the power of
                                           attorney

GLOBAL TRUST MANAGER

SIGNED by                           )
on behalf of ANZ CAPEL COURT        )
LIMITED                             )
in the presence of:                 )
                                    )
                                    )
 .................................   )
Signature of witness                )
                                    )
 .................................   )      .................................
Name of witness (block letters)     )      By executing this agreement the
                                    )      signatory states that the
 .................................   )      signatory has received no notice
Address of witness                  )      of revocation of the authority
                                    )      under which this agreement is
 .................................   )      executed
Occupation of witness               )

                                                                              32
--------------------------------------------------------------------------------
NOTE TRUSTEE, CLASS A NOTE REGISTRAR, PRINCIPAL PAYING AGENT AND CALCULATION
AGENT

SIGNED by                           )
as authorised signatory for THE     )
BANK OF NEW YORK, NEW YORK BRANCH   )
in the presence of:                 )
                                    )
                                    )
 .................................   )
Signature of witness                )
                                    )
 .................................   )      .................................
Name of witness (block letters)     )      By executing this agreement the
                                    )      signatory states that the
 .................................   )      signatory has received no notice
Address of witness                  )      of revocation of the authority
                                    )      under which this agreement is
 .................................   )      signed
Occupation of witness               )





LONDON PAYING AGENT

SIGNED by                           )
as authorised signatory for THE     )
BANK OF NEW YORK, LONDON BRANCH in  )
the presence of:                    )
                                    )
                                    )
 .................................   )
Signature of witness                )
                                    )
 .................................   )      .................................
Name of witness (block letters)     )      By executing this agreement the
                                    )      signatory states that the
 .................................   )      signatory has received no notice
Address of witness                  )      of revocation of the authority
                                    )      under which this agreement is
 .................................   )      signed
Occupation of witness               )